UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56015	82-4533053
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of Principal Executive Office) (Zip Code)

(703) 436-2161

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Oasis Securities Purchase Agreement

On May 6, 2020 (the “Issuance Date”), Quantum Computing Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) by and between the Company and Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis”), pursuant to which Oasis purchased from the Company, for a purchase price of $500,000 (the “Purchase Price”): (i) a Convertible Promissory Note in the principal amount of $563,055.00 (the “Note”); and (ii) a common stock purchase warrant (the “Warrant” and together with the Note, the “Securities”) permitting Oasis to purchase up to 187,685 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.50 per share (the “Exercise Price”). The Company received the Purchase Price on May 8, 2020.

The Note accrues interest at a rate of eight percent (8%) per annum and matures on the nine (9) months anniversary of the Issuance Date (the “Maturity Date”). In the event that the Company prepays the Note, the Company shall pay all of the principal and interest, together with a prepayment penalty ranging from 105% to 135% depending upon the date of such prepayment. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, all outstanding obligations owing under the Note will become immediately due and payable in cash or Common Stock at Oasis’ election. Any outstanding obligations owing under the Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum.

The Note is convertible into shares of the Company’s Common Stock, subject to the adjustments described therein. The conversion price (the “Conversion Price”) per share shall be (i) $1.50 during the six month period immediately following the Issuance Date, and (ii) after the six month period immediately following the Issue Date, the lower of: (a) $1.50, and (b) 70% multiplied by the lowest volume weighted average price for the Common Stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date (representing a discount rate of 30%).

The Warrant is exercisable for a term of five-years from the date of issuance. The Warrants provide for cashless exercise to the extent that there is no registration statement available for the underlying shares of Common Stock. Until such time as there no longer an outstanding balance on the Note, if the Company shall, at any time while the Warrant is outstanding, sell any shares of Common Stock or securities entitling any person or entity to acquire shares of Common Stock at a price per share that is less than the Exercise Price (a “Dilutive Issuance”), than the Exercise Price shall be reduced to equal the Base Share Price (as defined in the Warrant) and the number of shares of Common Stock issuable under the Warrant shall be increased such that the aggregate exercise price payable under the Warrant, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

In connection with its entry into the Securities Purchase Agreement, the Company issued 37,537 Inducement Shares (as defined in the Securities Purchase Agreement) to Oasis.

Oasis Equity Purchase Agreement

On May 6, 2020 (the “Execution Date”), the Company entered into an Equity Purchase Agreement (“Equity Purchase Agreement”) and a Registration Rights Agreement (“Registration Rights Agreement”) with Oasis. Under the terms of the Equity Purchase Agreement, Oasis agreed to purchase from the Company up to $10,000,000 of the Company’s Common Stock upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) and subject to certain limitations and conditions set forth in the Equity Purchase Agreement.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Equity Purchase Agreement, the Company shall have the discretion to deliver put notices to Oasis and Oasis will be obligated to purchase shares of the Company’s Common Stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to Oasis in each put notice shall not exceed the lesser of $500,000 or two hundred and fifty percent (250%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put notice. Pursuant to the Equity Purchase Agreement, Oasis and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to Oasis that would result in Oasis’s beneficial ownership of the Company’s outstanding Common Stock exceeding 9.99%. The price of each put share shall be equal to ninety percent (90%) of the Market Price (as defined in the Equity Purchase Agreement). Puts may be delivered by the Company to Oasis until the earlier of (i) the date on which Oasis has purchased an aggregate of $10,000,000 worth of Common Stock under the terms of the Equity Purchase Agreement; (ii) April 26, 2023; or (iii) written notice of termination delivered by the Company to Oasis, subject to certain equity conditions set forth in the Equity Purchase Agreement.

In connection with its entry into the Equity Purchase Agreement and the Registration Rights Agreement, the Company issued 133,334 Commitment Shares (as defined in the Equity Purchase Agreement) to Oasis.

The Registration Rights Agreement provides that the Company shall (i) file with the Commission the Registration Statement by June 1, 2020; and (ii) use its best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date (and in any event, within sixty (60) days of the Execution Date).

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, the Note, the Warrant, the Equity Purchase Agreement and the Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the SPA, the Note, the Warrant, the Equity Purchase Agreement and the Registration Rights Agreement, the forms of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes and Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement
10.2	Convertible Promissory Note
10.3	Common Stock Purchase Warrant
10.4	Equity Purchase Agreement
10.5	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Dated: May 8, 2020	By:	/s/ Christopher Roberts
Christopher Roberts Chief Financial Officer

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